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                                                                 EXHIBIT 10.51

                                  July 29, 1997


To:      John R. Messinger


         RE:      NON-QUALIFIED STOCK OPTIONS

         The Board of Directors (the "Board") of Lason, Inc., or the committee (the "Committee") designated by the Board for the purpose of administering the Lason, Inc. 1995 Stock Option Plan (the "Plan"), hereby grants you (the "Grantee") a non-qualified stock option (each an "Option"), pursuant to the Plan, a copy of which is attached hereto. Certain capitalized terms used in this agreement (the "Agreement") are defined in paragraph 12 hereof. Certain capitalized terms used in this Agreement which are not defined herein have the meanings indicated for such terms in Section 10.1 of the Plan. As used herein references to the "Company" refer to Lason, Inc. or to Lason, Inc. and/or any of its Subsidiaries, as applicable.

                  1. STOCK OPTION. The Option entitles the Grantee (and such Grantee's permitted transferee as described in paragraph 3(a) below) (each such person, a "Purchaser") to purchase up to the number of shares of the Company's Common Stock, par value $.01 per share (the "Option Shares"), specified below opposite such Grantee's name, at an option price of $27.1875 per share (the "Option Price"), subject to the terms and conditions of this Agreement:

                  GRANTEE                             NUMBER OF OPTION SHARES
                  -------                             -----------------------

                  John R. Messinger                            15,000


                  2. ADDITIONAL TERMS. The Options are also subject to the following provisions:

                     (a) EXERCISABILITY. Each Option may be exercised and Option Shares may be purchased at any time and from time to time after the execution of this Agreement, subject to the vesting limitations imposed by paragraph 2(b) of this Agreement. The Option Price for Option Shares shall be paid in full in cash or by check by the Purchaser of such Option Shares prior to the time of the delivery of Option Shares, or, at the written request of such Purchaser, the Committee may (but need not) permit payment to be made by (i) delivery to the Company of outstanding Shares, (ii) retention by the Company of one or more of such Option Shares or (iii) any combination of cash, check, such Purchaser's delivery of outstanding Shares and retention by the Company of one or more of such Option Shares. Option Shares acquired by Purchaser under this Agreement are hereinafter referred to as the "Exercise Shares."



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                     (b) VESTING/EXERCISABILITY.

                         (i) Purchaser may only exercise the Option to purchase
Option Shares to the extent that such Option has vested and become exercisable with respect to such Option Shares. Except as otherwise provided in Paragraph 2(b)(ii) below, the Option Shares will vest and become exercisable in accordance with the following schedule, if as of each such date the Grantee is still employed by the Company or any of its Subsidiaries:

                                                      CUMULATIVE PERCENTAGE
                                                     OF OPTION SHARES VESTED
                         DATE                            AND EXERCISABLE
                     -------------                   -----------------------

                     July 29, 1998                              20%
                     July 29, 1999                              40%
                     July 29, 2000                              60%
                     July 29, 2001                              80%
                     July 29, 2002                              100%

Option Shares which have become vested and exercisable are referred to herein as "Vested Shares" and all other Option Shares are referred to herein as "Unvested Shares."

                         (ii) Upon the occurrence of a Sale of the Company, each
Option shall vest and all Unvested Shares shall be come Vested Shares if, but only if, the Grantee thereof is employed by the Company or any of its Subsidiaries on the date of such occurrence.

                     (c) PROCEDURE FOR EXERCISE. Subject to the vesting limitations of Paragraph 2(b) above, a Purchaser may exercise all or any portion of the Option, so long as it is valid and outstanding, at any time and from time to time prior to its termination by delivering written notice to the Company as provided in Section 6.4 of the Plan and written acknowledgment substantially in the form of Exhibit A hereto that such Purchaser has read, and has been afforded an opportunity to ask questions of the Company's management regarding all financial and other information provided to Purchaser concerning the Company, together with payment of the Option Price times the number of Option Shares purchased. Subject to Section 6.7 of the Plan, at the time of exercise, Purchaser will be entitled to review all financial and other information regarding the Company it believes necessary to enable such Purchaser to make an informed investment decision.

                  3. TRANSFERABILITY OF THE OPTIONS.

                     (a) The Grantee shall not sell, transfer, assign, pledge or otherwise dispose of (a "Transfer") any interest in any Option with respect to any Unvested Shares. Any Option with respect to any Vested Shares of the Grantee shall not be Transferred other than as a result of the death of such Grantee, testate or intestate, and the restrictions herein shall apply to any Transfer by any such permitted transferee.


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                     (b) The Company may assign its rights and delegate its
duties under this Agreement.

                  4. TRANSFERABILITY OF EXERCISE SHARES.

                     (a) No Purchaser shall Transfer any Exercise Shares or any interest therein except in accordance with the provisions of this Agreement.

                     (b) No holder of any Exercise Shares may Transfer any such shares (except pursuant to an effective registration statement and/or re-offer prospectus, as applicable, under the Securities Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer. Notwithstanding the above, no Exercise Shares may be Transferred within six (6) months from the date of grant of the Option.

                  5. CONFORMITY WITH PLAN. The Options are intended to conform in all respects with, and are subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan, except as modified by Paragraph 2(b)(ii) of this Agreement. By executing this Agreement, the Grantee acknowledges receipt of the Plan and agrees to be bound by all of other terms of the Plan.

                  6. EMPLOYMENT. Notwithstanding any contrary oral representations or promises made to the Grantee prior to or after the date hereof, except as set forth in that certain Employment Agreement of even date herewith between the Company and Grantee (the "Employment Agreement"), the Grantee and the Company acknowledge that such Grantee's employment with the Company is and will continue to be subject to the willingness of each to continue such employment and nothing set forth herein or otherwise confers any right or obligation on such Grantee to continue in the employ of the Company or shall affect in any way such Grantee's right or the right of the Company to terminate such Grantee's employment at any time, for any reason, with or without cause.

                  7. ADJUSTMENT. The Board shall make appropriate and proportionate adjustments to the terms of the Options to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in the capitalization of the Company which the Board determines to be similar, in its substantive effect upon the Plan or the Options, to any of the changes expressly indicated in this sentence, as provided in Article 8 of the Plan. The Board may (but shall not be required to) make any appropriate adjustment to the terms of the Options to reflect any spin-off, spin-out or other distribution of assets to shareholders or any acquisition of the Company's stock or assets or other change which the Board determines to be similar, in its substantive effect upon the Plan or the Options, to any of the changes expressly indicated in this sentence, as provided in Article 8 of the Plan. In the event of any adjustments described in the preceding two sentences, any and all new, substituted,


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or additional securities or other property to which any Purchaser is entitled by reason of the Option shall be immediately subject to such Option and be included in the word "Option Shares" for all purposes of such Option with the same force and effect as the Option Shares presently subject to such Option. After each such event, the number of Option Shares and/or the Option Price shall be appropriately adjusted.

                  8. SHARE LEGEND. Unless the Exercise Shares are the subject of an effective registration statement and/or re-offer prospectus, as applicable, all certificates representing any Exercise Shares subject to the provisions of this Agreement shall have endorsed thereon the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF JULY 29, 1997, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN EMPLOYEE STOCK OPTION AGREEMENT BETWEEN THE COMPANY AND CERTAIN EMPLOYEES OF THE COMPANY DATED JULY 29, 1997. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

                  9. INVESTMENT REPRESENTATIONS. Upon the purchase of Option Shares hereunder, the Purchaser thereof shall execute and deliver to the Company a letter, substantially in the form attached hereto as Exhibit A, confirming such Purchaser's investment representations.

                  10. EXPIRATION. Subject to Sections 6.3 and 6.7 of the Plan, the Grantee's Option shall expire (a) with respect to Vested Shares, at the earlier of (i) Termination for Cause of such Grantee's employment with the Company or (ii) at 5:00 p.m., Detroit time, on the seventh anniversary of the date hereof and (b) with respect to Unvested Shares, upon the termination of such Grantee's employment with the Company.

                  Further, notwithstanding the above, with respect to Vested Shares, if the termination of Grantee's employment with the Company is due to death, disability, Termination Without Cause or Grantee quitting employment for Good Reason, then the Option shall expire on the earlier of (i) the 90th day following the termination of Grantee's employment or (ii) until 5:00 p.m., Detroit time, on the seventh anniversary of the date hereof.


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                  Further, notwithstanding the above, with respect to Vested
Shares, if the Company discovers after termination of Grantee's employment, that Grantee engaged in conduct that would have justified Termination for Cause, Grantee's Option shall expire immediately on the date of such discovery.

                  11. CONFIDENTIALITY/NON-COMPETITION. In consideration of the Option granted herein, Grantee acknowledges and agrees to be fully bound by the "Non-Competition/Confidentiality" covenants included in Paragraph 5 of that the Employment Agreement, which is incorporated herein by reference. If Grantee violates the Non- Competition/Confidentiality provisions incorporated into this Paragraph 11, the Company, in addition to any other rights and remedies shall not be obligated to sell any shares subject to the Option upon exercise of the Option.

                  The provisions of this Paragraph 11 shall survive the termination of this Agreement and Grantee's employment with the Company.

                  12. DEFINITIONS.

                  "DISABILITY" means permanent and total disability as such term is defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

                  "FULLY DILUTED BASIS" means, without duplication, (i) all shares of Common Stock outstanding at the time of determination plus (ii) all shares of Common Stock issuable upon conversion of any convertible securities or the exercise of any option, warrant or similar right, whether or not such conversion, right or option, warrant or similar right is then exercisable.

                  "GOOD REASON" shall have the meaning ascribed to such term in the Employment Agreement.

                  "INDEPENDENT THIRD PARTY" means any person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's Common Stock on a Fully Diluted Basis (a "5% Owner"), who is not controlling, controlled by or under common control with the Company or any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other persons.

                  "SALE OF THE COMPANY" means the sale of the Company (by merger, consolidation or sale of stock or assets) to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Board (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis. The Sale of the Company does not include a sale of stock pursuant to a secondary public offering by the Company.


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                  "TERMINATION FOR CAUSE" shall have the meaning ascribed to such term in the Employment Agreement.

                  "TERMINATION WITHOUT CAUSE" means any termination by the Company of Grantee's employment which is not a Termination for Cause, including, but not limited to, a voluntary quit by Grantee other than for Good Reason.

                  13. FURTHER ACTIONS. The parties agree to execute such further instruments and to take such further actions as may reasonably be required to carry out the intent of this Agreement.

                  14. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  15. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

                  16. NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed, in the case of a Grantee, and, in the case of the Company, to the respective addresses below:

                      Mr. John R. Messinger
                      19 Stone Creek Drive
                      Hawthorne Woods, IL  60047

                      Lason, Inc.
                      1350 Stephenson Highway
                      Troy, Michigan  48083
                      Attention:  William J. Rauwerdink, Executive Vice
                                  President

or at such other address as a party may designate by 10 days advance written notice to each other party.

                  17. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Grantee's heirs, executors, administrators, successors


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and assigns and inure to the benefit of Grantee's heirs, executors, administrators, successors and permitted assigns.

                  18. GOVERNING LAW. This Agreement and all documents contemplated hereby, and all remedies in connection therewith and all questions or transactions relating thereto, shall be construed in accordance with and governed by the laws of the State of Michigan.

                  19. ENTIRE AGREEMENT. This Agreement and the Plan constitute the entire understanding between the Grantee and the Company, and supersede all other agreements, whether written or oral, with respect to the acquisition by the Grantee of Common Stock from the Company pursuant to any option or option agreement.

                  Please sign as Grantee the extra copy of this Agreement in the space below and return it to the Secretary of the Company, William J. Rauwerdink, to confirm your understanding and acceptance of the agreements contained in this letter.

                                          Very truly yours,

                                          LASON, INC.



                                          By:
                                             -----------------------------------
                                                   William J. Rauwerdink

                                          Its:     Executive Vice President
                                              ----------------------------------


                  THE UNDERSIGNED hereby acknowledges having read this Agreement, the Plan, and the other enclosures to this Agreement, and hereby agrees to be bound by all provisions set forth herein and in the Plan.

                                          GRANTEE


                                          -------------------------------------
                                          John R. Messinger



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